UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2017, Silgan Holdings Inc., or the Company, completed the issuance and sale of $300 million of its 4 3⁄4% Senior Notes due 2025 (the “Dollar Notes”) and €650 million of its 3 1⁄4% Senior Notes due 2025 (the “Euro Notes” and, together with Dollar Notes, the “Notes”) in a previously announced private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes were sold pursuant to that certain Purchase Agreement, dated February 8, 2017 among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch International, as representatives of the initial purchasers named therein (the “Initial Purchasers”), which Purchase Agreement was filed by the Company with its Current Report on Form 8-K filed on February 10, 2017. The Notes were issued pursuant to, and are governed by, that certain Indenture, dated as of February 13, 2017 (the “Indenture”), by and among the Company, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent in respect of the Euro Notes, and Elavon Financial Services DAC, as registrar and transfer agent in respect of the Euro Notes.

The net proceeds from the sale of the Dollar Notes were approximately $296.2 million and the net proceeds from the sale of the Euro Notes were approximately €643.2 million, in each case after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company used the net proceeds from the sale of the Dollar Notes to prepay a portion of its outstanding US Dollar term loans and repay a portion of its outstanding revolving loans under its senior secured credit facility. The Company used a portion of the net proceeds from the sale of the Euro Notes to prepay all of its outstanding Euro term loans under its senior secured credit facility. The Company intends to use the remaining net proceeds from the sale of the Euro Notes to repay its outstanding Euro revolving loans under its senior secured credit facility, to repay certain other foreign bank revolving and term loans of certain of its non-U.S. subsidiaries and to redeem, on or after April 1, 2017, a portion of the Company’s outstanding 5% Senior Notes due 2020, or the 5% Notes, and pay the applicable redemption premium therefor.

The Notes are general senior unsecured obligations of the Company and rank equally in right of payment with the Company’s existing and future unsecured unsubordinated indebtedness, including its existing 5% Notes and 5 1⁄2% Senior Notes due 2022, and ahead of the Company’s existing and future subordinated debt. In addition, the Notes are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt, including indebtedness under its senior secured credit facility. None of the Company’s subsidiaries are initially guaranteeing the Notes, and therefore the Notes are structurally subordinated to the indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Dollar Notes will bear interest at a rate of 4 3⁄4% per annum and the Euro Notes will bear interest at a rate of 3 1⁄4% per annum. The Indenture provides that interest on the Notes is payable semiannually in cash in arrears on March 15 and September 15 of each year, beginning on September 15, 2017, and the Notes mature on March 15, 2025.

Under the Indenture, the Company has the right to redeem the Dollar Notes, in whole or in part, at any time on or after March 15, 2020 initially at 102.375% of their principal amount, plus accrued and unpaid interest to the redemption date, declining ratably annually to 100% of their principal amount, plus accrued and unpaid interest to the redemption date, on or after March 15, 2022. Under the Indenture, the Company also has the right to redeem the Euro Notes, in whole or in part, at any time on or after March 15, 2020 initially at 101.625% of their principal amount, plus accrued and unpaid interest to the redemption date, declining ratably annually to 100% of their principal amount, plus accrued and unpaid interest to the redemption date, on or after March 15, 2022. Pursuant to the Indenture, at any time before March 15, 2020, the Company also has the right to redeem the Dollar Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Indenture, together with accrued and unpaid interest to the redemption date. Pursuant to the Indenture, at any time before March 15, 2020, the Company also has the right to redeem the Euro Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Indenture, together with accrued and unpaid interest to the redemption date. In addition, before March 15, 2020, the Company has the right to redeem up to 35% of the aggregate principal amount of outstanding Dollar Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 104.750% of their principal amount, plus accrued and unpaid interest to the redemption date. Before March 15, 2020, the Company also has the right to redeem up to 35% of the aggregate principal amount of outstanding Euro Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 103.250% of their principal amount, plus accrued and unpaid interest to the redemption date. In the event of a Change of Control Repurchase Event (as defined in the Indenture), each holder of the Notes has the right to require the Company to purchase such holder’s Notes at a price of 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.

The Indenture contains certain covenants which, among other things, limit (i) the Company’s ability and the ability of its restricted subsidiaries to create liens and engage in sale and leaseback transactions; (ii) the Company’s ability to consolidate, merge or sell all or substantially all of its assets unless the Company is the surviving corporation or the surviving corporation or purchaser is a U.S. entity and assumes the obligations under the Notes and the Indenture; and (iii) the ability of the Company’s restricted subsidiaries to guarantee certain indebtedness unless such restricted subsidiaries also guarantee the Notes as provided in the Indenture. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture also contains certain customary events of default in respect of each series of Notes, including failure to make payments in respect of the principal amount of such series of Notes, failure to make payments of interest on such series of Notes when due and payable which continues for a period of 30 days, failure to comply with certain covenants and agreements for 30 days after notice thereof and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding applicable series of Notes to declare the principal of, premium, if any, and accrued and unpaid interest on such series of Notes to be due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued and unpaid interest on such series of Notes will become immediately due and payable without action from the trustee or any holder of such series of Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, the Form of Dollar Note and the Form of Euro Note, which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on February 13, 2017, the Company entered into that certain Registration Rights Agreement with the Initial Purchasers pursuant to which the Company has agreed to use its best efforts to (i) file and cause to become effective a registration statement for a registered offer to exchange the Notes for senior unsecured notes of the Company with terms identical to the Notes and consummate such exchange offer within 360 days after February 13, 2017 or (ii) under certain circumstances, file a shelf registration statement for registered resales of the Notes and to keep such shelf registration statement effective for up to one year. If within 360 days after February 13, 2017 the exchange offer referred above is not consummated or a shelf registration statement is not declared effective, the annual interest rate borne by the Notes will be increased by 0.25% per annum until the exchange offer is consummated or a shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2—Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 13, 2017, by and among Silgan Holdings Inc., U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent in respect of the Euro Notes, and Elavon Financial Services DAC, as registrar and transfer agent in respect of the Euro Notes.

4.2	Form of Silgan Holdings Inc. 4 3⁄4% Senior Note due 2025 (included in Exhibit 4.1).

4.3	Form of Silgan Holdings Inc. 3 1⁄4% Senior Note due 2025 (included in Exhibit 4.1).

4.4

Registration Rights Agreement, dated February 13, 2017, among Silgan Holdings Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Wells Fargo Securities, LLC, Well Fargo Securities International Limited, Goldman, Sachs & Co., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., Mizuho International PLC, Rabo Securities USA, Inc., Coöperatieve Rabobank U.A., Scotia Capital (USA) Inc., Scotiabank Europe PLC, SMBC Nikko Securities America, Inc., SMBC Nikko Capital Markets Limited, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, BMO Capital Markets Corp., CIBC World Markets Corp., PNC Capital Markets LLC, RB International Markets (USA) LLC and Raiffeisen Bank International AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date: February 17, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Indenture, dated as of February 13, 2017, by and among Silgan Holdings Inc., U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent in respect of the Euro Notes, and Elavon Financial Services DAC, as registrar and transfer agent in respect of the Euro Notes.

4.2	Form of Silgan Holdings Inc. 4 3⁄4% Senior Note due 2025 (included in Exhibit 4.1).

4.3	Form of Silgan Holdings Inc. 3 1⁄4% Senior Note due 2025 (included in Exhibit 4.1).

4.4

Registration Rights Agreement, dated February 13, 2017, among Silgan Holdings Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Wells Fargo Securities, LLC, Well Fargo Securities International Limited, Goldman, Sachs & Co., HSBC Securities (USA) Inc., Mizuho Securities USA Inc., Mizuho International PLC, Rabo Securities USA, Inc., Coöperatieve Rabobank U.A., Scotia Capital (USA) Inc., Scotiabank Europe PLC, SMBC Nikko Securities America, Inc., SMBC Nikko Capital Markets Limited, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, MUFG Securities Americas Inc., MUFG Securities EMEA plc, BMO Capital Markets Corp., CIBC World Markets Corp., PNC Capital Markets LLC, RB International Markets (USA) LLC and Raiffeisen Bank International AG.